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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

                                                  State or Other Jurisdiction of
         Name of Entity                           Incorporation or Organization
         --------------                           ------------------------------
         Altima Communications, Inc.              California
         AltoCom, Inc.                            California
         Armedia, Inc.                            Delaware
         Broadcom (BVI) Limited                   British Virgin Islands
         Broadcom Canada Ltd.                     British Columbia
         Broadcom HomeNetworking, Inc.            California
         Broadcom India Private Limited           India
         Broadcom Netherlands B.V.                The Netherlands
         Broadcom Singapore Pte Ltd.              Singapore
         Broadcom UK Ltd.                         Delaware
         ServerWorks Corporation                  Delaware
         Visiontech Ltd.                          Israel